Exhibit 8

EXECUTION VERSION

VIRGIN ORBIT HOLDINGS, INC.

SENIOR UNSECURED CONVERTIBLE NOTE DUE 2024

SUBSCRIPTION AGREEMENT

November 4, 2022

TABLE OF CONTENTS

EXHIBIT A Form of Note

ii

VIRGIN ORBIT HOLDINGS, INC.

SENIOR UNSECURED CONVERTIBLE NOTE DUE 2024
SUBSCRIPTION AGREEMENT

This agreement (the “Agreement”) is made effective as of November 4, 2022 by and among Virgin Orbit Holdings, Inc., a Delaware corporation (the “Company”), the Guarantors (as defined herein) and Virgin Investments Limited (“VIL” or the “Purchaser”).

R E C I T A L S:

WHEREAS, the Purchaser desires to purchase, and the Company and each Guarantor desires to issue and sell the Note Securities (as defined herein) described in this Agreement on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises hereof and the agreements set forth herein below, the parties hereto hereby agree as follows:

Article 1
Authorization and Sale of
the note securities

Section 1.01. Authorization of the Note Securities. The Company has authorized the sale and issuance of a Senior Unsecured Note due 2024 (the “Note”), and each Guarantor (as defined in such Note) has, authorized its unconditional and irrevocable guarantee of the Company’s obligations under the Note (each a “Guarantee,” and the Guarantees, together with the Note, the “Note Securities”). The Form of Note, including the Guarantees, is attached hereto as Exhibit A. The Note will be convertible into (a) the Company’s common stock, par value $0.0001 per share (the “Common Stock”) or (b) in certain circumstances and upon the satisfaction of certain conditions specified in the Note, Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock (together, “Qualified Securities”). Common Stock that may be issued upon conversion of the Note is referred to herein as “Underlying Common Stock” and Qualified Securities (including Common Stock) that may be issued upon any conversion are referred to herein as (“Underlying Securities”). The Company has authorized the sale and issuance of the Underlying Securities as set forth herein. The Note Securities and the Underlying Securities are referred to herein as the “Securities.”

Section 1.02. Sale of Note Securities. Subject to the terms and conditions hereof, the Company and the Guarantors will issue and sell to the Purchaser the Note Securities, and the Purchaser will buy from the Company and the Guarantors, the Note Securities. The Note will be issued in an aggregate principal amount of $25,000,000, and the purchase price for the Note will be $25,000,000 (the “Purchase Price”).

Article 2
Closing Date; Delivery

Section 2.01. Closing Date.

(a)       The purchase and sale of the Note Securities to the Purchaser shall be consummated at a closing (the “Closing”) to be held at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 at 10:00 a.m., Eastern Time, on the date hereof (the “Closing Date”), upon the physical or electronic exchange among the parties and their counsel of all documents and deliverables required under this Agreement.

Section 2.02. Delivery and Payment. At the Closing, the Company will issue the Note Securities, against payment of the Purchase Price therefor by wire transfer of immediately available funds per the Company’s instructions, and the Company shall cause the Note Securities (or book entry positions representing the Note Securities) to be registered in the name of the Purchaser.

Article 3
Representations and Warranties of the Company and the guarantors

Except as set forth in the SEC Reports (as defined below), the Company and the Guarantors, jointly and severally, hereby represent and warrant to the Purchaser that:

Section 3.01. Organization and Standing. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware, with corporate power and authority to own its properties and conduct its business as now conducted. Each subsidiary of the Company has been duly organized and is validly existing as a corporate entity in good standing under the laws of its jurisdiction of organization. Each of the Company and its subsidiaries is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in such good standing would not have a Material Adverse Effect. A “Material Adverse Effect” shall mean any material adverse effect on (i) the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of the Company and its subsidiaries, taken as a whole, (ii) the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith or (iii) the authority or the ability of the Company or any Guarantor to perform its obligations under this Agreement or the Note Securities.

Section 3.02. Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Agreement and the Note (together, the “Company Transaction Agreements”), to sell and issue the Note, to issue the Underlying Common Stock or other Underlying Securities, of the Company upon conversion of the Note, and to carry out and perform its obligations under the terms of the Company Transaction Documents. Each Guarantor has the corporate or other entity power and authority to execute, deliver and perform its obligations under this Agreement, the Note, and its Guarantee (the Guarantees, together with the Company Transaction Documents, the “Transaction Documents”).

Section 3.03. Governmental Consents, Etc. No consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company or any Guarantor is required in connection with the valid execution, delivery and performance of the Transaction Documents to which it is a party, or the offer, sale or issuance of the Note Securities or the Underlying Securities, or the consummation of any other transaction contemplated hereby or thereby, except the qualification (or taking of such action as may be necessary to secure an exemption from qualification, if available) of the offer and sale of the Note Securities and the Underlying Securities under applicable Blue Sky laws, which filings and qualifications, if required, will be accomplished in a timely manner. For the avoidance of doubt, any required filing under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on Form 8-K disclosing the transactions contemplated hereby and filing any form of the Transaction Documents as required shall not be deemed to be a violation of this Section 3.03. The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of Nasdaq and the Nasdaq Global Market (the “Exchange”) and has not received any written notice from Nasdaq of an event or condition that would reasonably be expected to cause the Common Stock to be delisted by Nasdaq. The issuance and sale of the Note Securities and the Underlying Common Stock hereunder do not, and the issuance of any Underlying Securities other than Common Stock will not, contravene the rules and regulations of Nasdaq or the Exchange.

Section 3.04. Noncontravention. Assuming compliance with the matters referred to in Section 3.03, the issue and sale of the Note Securities and the performance by the Company or any Guarantor of its obligations under the Transaction Documents, including the Company’s obligation to issue Underlying Securities upon conversion of the Note, and the consummation of the transactions therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation or bylaws of the Company or the organizational documents of any Guarantor or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the properties or assets of the Company or any of its subsidiaries or any of their properties, except, with respect to clauses (i) and (iii), for such conflicts, breaches, violations or defaults as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.05. Authorization. All corporate action on the part of the Company and each Guarantor, its officers, directors and stockholders (or, in the case of any Guarantor, its members, stockholders or other equity holders, as applicable) necessary for the authorization, execution, delivery and performance by the Company or such Guarantor of the Transaction Documents to which it is a party, the authorization, sale, issuance and delivery by the Company of the Note and the Underlying Securities and the issuance and sale of each Guarantor of its Guarantee and the performance by the Company and each Guarantor of all of the its respective obligations under this Agreement and the other Transaction Documents to which it is a party, has been taken.

Section 3.06. The Note Securities. The Note constitutes valid and binding obligations of the Company and the Guarantee of each Guarantor constitutes valid and binding obligations of such Guarantor, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference or other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability (the “Enforceability Exceptions”).

Section 3.07. Underlying Securities. The maximum number of shares of Underlying Common Stock initially issuable upon conversion of the Note (based on “Fixed Conversion Rate” as defined in the Note) have been duly authorized and reserved and the Company shall duly authorize and reserve the maximum number of Underlying Securities as may be issuable from time to time under the Note. When and, to the extent issued upon conversion of the Note in accordance with its terms, any Underlying Securities will be validly issued, fully paid and non-assessable, and the issuance of any Underlying Securities will not be subject to any preemptive or similar rights.

Section 3.08. SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including without limitation pursuant to Section 13(a) or 15(d) thereof, since the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “2021 Form 10-K”) through the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports (as defined below) prior to the expiration of any such extension. As of its respective filing date, (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), the 2021 Form 10-K, and all other reports of the Company filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act from the filing date of the 2021 Form 10-K through the date of this Agreement (including the exhibits and schedules thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”) and the Exchange Act. As of its filing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each SEC Report filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

Section 3.09. Capitalization. The Company has an authorized capitalization as of June 30, 2022 (the “Capitalization Date”) as set forth in its Form 10-Q for the quarter ended June 30, 2022. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except to the extent that it would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the stockholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. As of the date hereof, (i) there are no outstanding options, warrants, scrips, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries except (w) as set forth in the SEC Reports and the exhibits attached and incorporated by reference thereto, (x) as were granted or issued after the Capitalization Date pursuant to the Company’s equity compensation plans described in the SEC Reports, and (y) as a result of the purchase and sale of the Note Securities; and (ii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Note Securities or the Underlying Securities. The Company's certificate of incorporation as in effect on the date hereof and the Company's bylaws as in effect on the date hereof have been filed as part of the SEC Reports and are available on the SEC’s EDGAR system as of the business day prior to the date hereof. Other than the Note, the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto are as described in the SEC Reports and exhibits attached or incorporated by reference thereto.

Section 3.10. Litigation. As of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of the Company, threatened against or affecting, the Company or any of its subsidiaries before (or, in the case of threatened actions, suits, investigations or proceedings, would be before) or by any court, public board, government agency or self-regulatory organization or body, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 3.11. Registration Rights. Except as set forth in the SEC Filings, the Company is not under any obligation to register under the Securities Act, any of its presently outstanding securities.

Section 3.12. Placement. Subject to the accuracy of the Purchaser’s representations in this Agreement, the offer, sale and issuance of the Note Securities and the Underlying Securities (the “Placement”) constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and the qualification requirements of the securities laws of the State of California. Neither the Company nor any agent on its behalf has taken or will take any action so as to bring the sale of the Note Securities or any Underlying Securities by the Company within the registration provisions of the Securities Act or any state securities laws other than as contemplated in that certain Registration Rights Agreement dated as of December 29, 2021 to which the Company and the Purchaser are parties (the “Registration Rights Agreement”).

Section 3.13. Internal Controls. The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act. The management of the Company has, in material compliance with Rule 13a-15 under the Exchange Act, (i) designed disclosure controls and procedures to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the management of the Company by others within those entities, and (ii) disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (A) any significant deficiencies in the design or operation of internal control over financial reporting (“Internal Controls”) which would adversely affect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls. Since December 31, 2021, management has not identified for the Company’s auditors any material weaknesses in Internal Controls other than those identified in connection with the audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2020, which are disclosed in the SEC Reports.

Section 3.14. Certain Transactions. Since January 1, 2022, except for compensation or other employment arrangements in the ordinary course of business and the Placement, there has been no transaction, or series of similar transactions, agreements, arrangements, relationships, payments or understandings, nor are there any currently proposed transactions, or series of similar transactions, agreements, arrangements, relationships, payments or understandings to which the Company or any of its subsidiaries was or is to be a party, that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that is not disclosed in the SEC Reports.

Section 3.15. Absence of Certain Changes. Since June 30, 2022, there has not been a Material Adverse Effect or any prospective material adverse change that could reasonably be expected to result in a Material Adverse Effect.

Section 3.16. Acknowledgment Regarding Purchaser's Purchase of Securities. The Company and the Guarantors acknowledge and agree that the Purchaser is acting solely in the capacity of an arm's length Purchaser with respect to this Agreement and the transactions contemplated hereby. The Company and the Guarantors further acknowledge that the Purchaser is not acting as a financial advisor or fiduciary of the Company or any Guarantor (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and that any statement made by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Purchaser’s purchase of the Securities and has not been relied upon by the Company or any Guarantor or its respective officers or directors (or functional equivalents) in any way. The Company and each Guarantor further represents to the Purchasers that the Company’s or such Guarantor’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company or such Guarantor and its respective representatives

Section 3.17. Related Party Transaction. The Board of Directors of the Company (or an authorized committee thereof) (the “Board”) has reviewed the transactions contemplated hereby with respect to any “related party transaction,” including for purposes of the Delaware General Corporation Law and the applicable rules of Nasdaq, and has approved any such transaction consistent with the applicable standards.

Section 3.18. Tax Considerations. The Company does not have any current or accumulated earnings and profits for U.S. federal income tax purposes and does not expect to have any current or accumulated earnings and profits in any taxable year during which the Note (or any portion thereof) will be outstanding if not redeemed, repurchased or converted prior to its stated maturity.

Section 3.19. Transactions Not Enjoined. No governmental authority has enacted, issued, promulgated, enforced or entered any order, writ, judgment, injunction, decree, stipulation, determination or award which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof. No action or proceeding by or before any court or other governmental body has been instituted or threatened by any governmental authority or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

Article 4
Representations and Warranties of the Purchasers

The Purchaser hereby represents and warrants to the Company as follows:

Section 4.01. Organization and Standing. The Purchaser is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with the corporate or other entity power and authority to own and operate its business as presently conducted, except where the failure to be or have any of the foregoing would not have a material and adverse effect on the legality, validity or enforceability of the Transaction Documents to which it is a party, and the Purchaser is duly qualified as a foreign corporation or other entity to do business and is in good standing in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except for such failures to be so qualified or in good standing, individually or in the aggregate, as would not have a material adverse effect on it.

Section 4.02. Authorization.

(a)       The Purchaser has the requisite corporate or other entity power and authority to execute and deliver Transaction Documents to which it is a party and perform its obligations under the Transaction Documents. The execution and delivery of each such Transaction Document by the Purchaser, the performance by the Purchaser of its obligations thereunder, and all other necessary corporate or other entity action on the part of the Purchaser have been duly authorized by its board of directors or similar governing body, and no other corporate or other entity proceedings on the part of such Purchaser is necessary for such Purchaser to execute and deliver the relevant Transaction Documents and perform its obligations thereunder.

(b)       Each of the relevant Transaction Documents has been duly and validly authorized, and when executed and delivered by the Purchaser, shall constitute valid and binding obligations of the Purchaser, enforceable in accordance with their terms, subject to the Enforceability Exceptions.

Section 4.03. Noncontravention. Neither the execution and delivery of the Transaction Documents to which the Purchaser is a party by the Purchaser nor the performance by such Purchaser of its obligations thereunder will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser or any of its subsidiaries is a party or by which Purchaser or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the certificate of incorporation, bylaws or similar organizational and governing documents of Purchaser or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the properties or assets of the Purchaser or any of its subsidiaries or any of their properties, except, with respect to clauses (i) and (iii), for such violations, breaches, conflicts, defaults or other occurrences which, individually or in the aggregate, would not have a material adverse effect on its obligation to perform its obligations under the Transaction Documents to which the Purchaser is a party.

Section 4.04. Accredited Investor. The Purchaser is an “accredited investor” within the meaning of Regulation D, Rule 501(a), under the Securities Act. The Purchaser was not formed for the specific purpose of acquiring the Securities.

Section 4.05. No Government Review. The Purchaser understands that neither the SEC nor any securities commission or other governmental authority of any state, country or other jurisdiction has approved the issuance of the Securities or passed upon or endorsed the merits of this Agreement, the Securities, or any of the other documents relating to the Placement, or confirmed the accuracy of, determined the adequacy of, or reviewed this Agreement, the Securities or such other documents.

Section 4.06. Investment Experience. The Purchaser has such knowledge, sophistication and experience in financial, tax and business matters in general, and investments in securities in particular, that it is capable of evaluating the merits and risks of this investment in the Securities, and the Purchaser has made such investigations in connection herewith as it deemed necessary or desirable so as to make an informed investment decision without relying upon the Company for legal or tax advice related to this investment. In making its decision to acquire the Securities, the Purchaser has not relied upon any information other than information provided to it by the Company or its representatives and contained herein, including the representations and warranties and covenants of the Company contained herein.

Section 4.07. Investment Intent; Blue Sky. The Purchaser is acquiring the Securities for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, other than the transfer of shares to an affiliated investment fund under common control with Purchaser. It understands that the sale of the Securities has not been, and will not be, registered under the Securities Act by reason of an exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the Purchaser’s investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser’s address set forth in Section 7.02 represents the Purchaser’s true and correct state of domicile, upon which the Company may rely for the purpose of complying with applicable “Blue Sky” or similar laws.

Section 4.08. Rule 144. The Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from such registration is available. It is aware of the provisions of Rule 144 (“Rule 144”) promulgated under the Securities Act which permit limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions.

Section 4.09. Restrictions on Transfer; Restrictive Legends. The Purchaser understands that the transfer of the Note Securities is restricted by this Agreement and applicable state and federal securities laws and the transfer of the Underlying Securities is restricted by applicable state and federal securities laws, and that each certificate, instrument, or book entry representing the Note Securities and, if applicable, the Underlying Securities will be imprinted with legends restricting transfer except in compliance therewith . The Company need not register a transfer of legended Note Securities or Underlying Securities, and may also instruct its transfer agent or other applicable agent not to register the transfer of the Note Securities or Underlying

Securities and to enforce applicable stop transfer instructions, unless the conditions specified in each of these legends is satisfied.

Section 4.10. Access to Information. The Purchaser acknowledges that it has had access to and has reviewed all documents and records relating to the Company, including, but not limited to, the SEC Reports, that it has deemed necessary in order to make an informed investment decision with respect to an investment in the Securities; that it has had the opportunity to ask representatives of the Company certain questions and request certain additional information regarding the terms and conditions of such investment and the finances, operations, business and prospects of the Company and has had any and all such questions and requests answered to its satisfaction; and that it understands the risks and other considerations relating to such investment. The Purchaser understands any statement contained in the SEC Reports shall be deemed to be modified or superseded for the purposes of this Agreement to the extent that a statement contained herein or in any other document subsequently filed with the SEC modifies or supersedes such statement.

Section 4.11. No General Solicitation. The Purchaser is unaware of, and in deciding to participate in the Placement is in no way relying upon, and did not become aware of the Placement through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio or the internet, in connection with the Placement.

Section 4.12. Purchaser’s Counsel. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents, all exhibits and schedules thereto, and the transactions contemplated thereby with its own legal counsel.

Section 4.13. Tax Liability. The Purchaser has reviewed with its own tax advisors the tax consequences of the transactions contemplated by this Agreement. It relies solely on such advisors and not on any statements or representations of the Company or any of the Company’s agents regarding such tax consequences. It understands that it, and not the Company, shall be responsible for its own tax liability that may arise as a result of the transactions contemplated by this Agreement.

Article 5
Covenants

Section 5.01. Transfer Restrictions; Legends.

(a)       The Securities may only be disposed of in compliance with applicable federal and state securities laws. In addition, the Purchaser may not transfer the Note, in whole or in part, until the one-year anniversary of the Closing unless (i) the Company consents to such transfer or (ii) a Default (as defined in the Note) has occurred and is continuing, in which case the Purchaser may transfer all or a portion of the Note in accordance with its terms and applicable law. As a condition of transfer of the Notes, any such transferee shall agree in writing to be bound by the terms of the Securities. In connection with any transfer of the Note of at least $10,000,000 aggregate principal amount (a “Qualifying Transfer”) to any transferee, including any affiliates of such transferee that may be deemed to beneficially own all or a portion of such Qualifying Transfer (together, a “Qualifying Transferee”), the Company will enter into a registration rights agreement (or effect a joinder to the Registration Rights Agreement) with any such Qualifying Transferee on terms no less favorable than those contained in the Company’s registration rights agreement dated as of June 28, 2022 entered into in connection with the Company’s outstanding convertible debentures.

(b)       The certificates, agreements, instruments, or book entries evidencing the Securities shall have endorsed thereon the legends set forth in the Note as required by the terms of the Note.

Section 5.02. Confidentiality; MNPI.

(a)       The Purchaser acknowledges and agrees that: (i) certain of the information contained herein is of a confidential nature and may be regarded as material non-public information (“MNPI”) under Regulation FD of the Securities Act; (ii) except as provided in Section 5.03, until the time the information contained herein has been adequately disseminated to the public, the existence of this Agreement and the information contained herein shall not, without the prior written consent of the Company, be disclosed by the Purchaser to any person or entity, other than its employees, officers, directors, consultants financial and legal advisors and other representations (collectively, “Representatives”) for the sole purpose of evaluating the entering into and the consummation of the transactions contemplated under the Transaction Documents, and Purchaser will not, directly or indirectly, disclose or permit its Representatives to disclose, any of such information without the prior written consent of the Company; and (iii) the Purchaser shall make its Representatives aware of the terms of this Section 5.02 and be responsible for any breach of this Agreement by such Representatives.

(b)       Any party may disclose, or permit the disclosure of, information which would otherwise be confidential if and to the extent (i) required by law or any securities exchange, regulatory or governmental body; (ii) disclosed to its respective affiliates and its and their respective directors, officers, employees, shareholders, finance providers and their respective professional advisers or officers on a need-to-know basis (but it shall remain responsible for the compliance with this Section 5.02 by any such person); or (iii) it comes into the public domain other than as a result of a breach by any party hereto.

(c)       The Purchaser acknowledges that certain information concerning the matters that are the subject matter of this Agreement may constitute MNPI under U.S. federal securities laws, and that U.S. federal securities laws prohibit any person who has received MNPI relating to the Company from purchasing or selling securities of the Company, or from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell securities of the Company. Accordingly, until such time as any such non-public information has been adequately disseminated to the public, each Purchaser shall not purchase or sell any securities of the Company, or communicate such information to any other person save as provided in Section 5.03.

(d)       The Purchaser shall not, and shall cause its affiliates not to, engage, directly or indirectly, in any transactions in the securities of the Company (including, without limitation, any Short Sales (as such term is defined in Rule 200 promulgated under Regulation SHO under the Exchange Act)) during the period from the date hereof until such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated.

Section 5.03. Securities Law Disclosure. On or prior to the fourth (4th) business day following the Closing Date, the Company will file a Current Report on Form 8-K (or Quarterly Report on Form 10-Q) with the SEC describing the terms of the Transaction Documents and filing such Transaction Documents or forms thereof as may be required under the Exchange Act; provided that the Company shall furnish the Purchaser with a copy of such 8-K (or 10-Q) at least 36 hours in advance of filing to review and shall not file any such 8-K (or 10-Q) to which the Purchaser reasonably objects. The Company may also issue a press release describing the material terms of the transactions contemplated thereby; provided that the Company shall furnish the Purchaser with a copy of such press release at least 24 hours in advance of filing to review and shall not file any press release to which the Purchaser objects.

Section 5.04. Section 16 Matters. The Company’s Board of Directors shall pre-approve the direct or indirect acquisition or disposition, as applicable, of Note Securities or Underlying Securities by the Purchaser, its affiliates, or any director affiliated with the Purchaser (any such director, a “Purchaser Director”), for the express purpose of exempting the Purchaser’s, its affiliates’ or any Purchaser Director’s interests (to the extent the Purchaser or its affiliates may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Section 5.05. Acknowledgment of Registration Rights. For the avoidance of doubt, the Company and the Purchaser acknowledge and agree that the Underlying Common Stock shall constitute “Registrable Securities” for purposes of the Registration Rights Agreement.

Article 6
INDEMNIFICATION

Section 6.01. Survival of Representations and Warranties. The representations and warranties of the Company, the Guarantors and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing. All covenants and agreements contained herein which by their terms contemplate actions following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms. All other covenants and agreements contained herein shall not survive the Closing and shall thereupon terminate.

Section 6.02. Indemnification. The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless the Purchaser, its partners, affiliates, officers, directors, employees, and duly authorized agents, and each person or entity, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (a “Control Person”), from and against any loss, claim, damage, liability, together with reasonable and documented out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements and costs and expenses of expert witnesses and investigation), and any action in respect thereof to which such Purchaser and its Control Persons (collectively, the “Indemnified Parties”) becomes subject to, resulting from, arising out of or relating to any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents, except to the extent that any such loss, claim, damage, liability, cost or expense is attributable to the willful misconduct or fraud of such Indemnified Party.

Article 7
Miscellaneous

Section 7.01. Entire Agreement; Amendment; Assignment. This Agreement and the other Transaction Documents constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. Any prior agreements, understandings or representations with respect to the subject matter hereof are superseded by this Agreement and shall have no further force or effect. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the parties hereto. The provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

Section 7.02. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by e-mail, by registered or certified mail, postage prepaid, or otherwise delivered by facsimile transmission, by hand or by messenger, addressed:

(a)       if to the Purchaser, to:

Virgin Investments Limited
Craigmuir Chambers
Road Town, Tortola VG 1110
British Virgin Islands
Email: vghl@harneys.com
Tel: 1-284-494-2233

with a copy to:

Virgin Management USA, Inc.
65 Bleecker St., 6th Floor
New York, NY 10012
Attn: General Counsel
Email: james.cahillane@virgin.com
Tel: 212-497-9098

and

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attn: Lee Hochbaum
Mark DiFiore
Email: lee.hochbaum@davispolk.com
           mark.difiore@davispolk.com

(b)       if to the Company, to:

Virgin Orbit Holdings, Inc.
4022 E. Conant St.
Long Beach, California 90808
Attention: Chief Financial Officer; Chief Legal Officer
Email: brita.o’rear@virginorbit.com; derrick.boston@virginorbit.com with a copy to:

Latham & Watkins LLP
650 Town Center Drive, 20th Floor
Costa Mesa, CA 92626
Attention: Drew Capurro
Email: drew.capurro@lw.com

All such notices, requests and other communications hereunder shall be deemed duly given on the date of receipt by the recipient thereof if received before 5:00 p.m. local time on a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt.

Section 7.03. Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York without regard to conflict of law rules of such state.

Section 7.04. Jurisdiction. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.02 shall be deemed effective service of process on such party.

Section 7.05. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 7.06. Delays or Omissions. Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

Section 7.07. Finder’s Fees. Each party represents that it neither is, nor will be, obligated for any finders’ fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company and the Guarantors from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, partners, employees, or representatives is responsible. The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

Section 7.08. Expenses. Each of the Company and the Guarantors, on the one hand, and the Purchaser, on the other hand, shall bear its or their own expenses incurred with respect to this Agreement and the transactions contemplated hereby, except that following the successful completion of the Closing, the Company will reimburse the Purchaser for its documented out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement (except as otherwise provided in the Registration Rights Agreement).

Section 7.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which together shall constitute one instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 7.10. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, which shall be replaced with an enforceable provision closest in intent and economic effect as the severed provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

Section 7.11. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement

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virgin orbit holdings, INC.

By:	/s/ Dan Hart
	Name:	Dan Hart
	Title:	CEO

Vieco USA, Inc.

By:	/s/ Dan Hart
	Name:	Dan Hart
	Title:	CEO

Virgin Orbit, LLC

By:	/s/ Dan Hart
Name:	Dan Hart
Title:	CEO

Virgin Orbit National Systems, LLC

By:	/s/ Mark Baird
Name:	Mark Baird
Title:	President, Virgin Orbit National Systems

JACM Holdings, Inc.

By:	/s/ Dan Hart
Name:	Dan Hart
Title:	CEO

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

VIRGIN INVESTMENTS LIMITED

By:	/s/ Peter Tarn
	Name:	Peter Tarn
	Title:	Director

[Signature Page to Subscription Agreement]

EXHIBIT A

Form of Note